Exhibit 99.1

Covidien Reports First-Quarter Results

•	Net sales up 5%; Medical Devices sales up 8%

•	First-quarter diluted GAAP earnings per share were $1.03; excluding specified items, adjusted diluted earnings per share were $1.10

•	Increasing fiscal 2013 net sales guidance in all segments

DUBLIN, Ireland - January 25, 2013 - Covidien plc (NYSE: COV) today reported results for the first quarter of fiscal 2013 (October - December 2012). First-quarter net sales of $3.06 billion were 5% above the $2.90 billion reported in the comparable period a year ago. Foreign exchange rate movement lowered the quarterly sales growth rate by one percentage point.
First-quarter 2013 gross margin of 57.5% declined 1.2 percentage points from the 58.7% of the prior-year period. On an adjusted basis, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, first-quarter 2013 gross margin of 57.5% was 1.3 percentage points below that of a year ago. The decline was largely due to unfavorable foreign exchange rate movement, partially offset by positive business mix and productivity improvements.
Selling, general and administrative expenses (SG&A) for the first quarter of 2013 were above those of the same period of the year before, reflecting expenses associated with recent acquisitions, as well as spending on growth initiatives, including investments to expand the Company's presence in emerging markets. Research and development (R&D) expense in the first quarter of 2013 represented 4.9% of net sales, versus 5.0% of sales in the first quarter of 2012.
In the first quarter of 2013, the Company reported operating income of $658 million, versus $636 million in the same period the year before. First-quarter 2013 adjusted operating income, excluding specified items on the attached table, was $686 million, compared with $705 million in the prior year. First-quarter 2013 adjusted operating income, excluding the specified items, represented 22.4% of sales, versus 24.3% of sales in the year-ago period.
The first-quarter 2013 effective tax rate was 19.2%, versus an effective tax rate of 16.7% in the first quarter of 2012. The first-quarter 2013 adjusted tax rate, excluding specified items on the attached table, was 18.0%, versus 17.4% in the first quarter last year.
Diluted GAAP earnings per share were $1.03 in the first quarter of 2013, versus $1.02 per share in the comparable quarter of 2012. First-quarter 2013 adjusted diluted earnings per share, excluding specified items on the attached table, were $1.10, versus $1.13 a year earlier.
“We're off to a very good start in fiscal 2013, with first-quarter results exceeding our expectations,” said José E. Almeida, Chairman, President and CEO. “In our large Medical Devices segment, we continued to generate above-market growth in a number of key categories, including stapling, energy, airway and ventilation. We delivered very strong growth in emerging markets, as we realized the benefits of our recent substantial investments in these fast-growing regions.
“As a result of our strong performance in the first quarter, coupled with the recent U.S. FDA approval of generic CONCERTA® extended-release (ER) tablets, we are raising our revenue guidance for fiscal 2013,” Mr. Almeida added. “For the remainder of the year, we plan to make incremental growth-driving investments in R&D and SG&A that should enhance our future growth. We remain confident that our robust pipeline of new products, sizable expansion opportunities in emerging markets and recent promising portfolio additions will enable us to meet the significant challenges of the global marketplace and to continue to deliver good operational growth.”
BUSINESS SEGMENT RESULTS
Medical Devices sales of $2.13 billion in the first quarter were 8% higher than the $1.98 billion in the comparable quarter of last year. Operational sales growth was 9%, as foreign exchange rate movement reduced the quarterly sales growth rate by one percentage point. Operationally, first-quarter sales in Endomechanical were well above those of a year ago, paced by double-digit gains for stapling that were led by our innovative Tri-Staple™ reloads. In Soft Tissue Repair, sales growth reflected an increase for suture, mesh and mechanical fixation products. Energy registered a good sales advance, spurred by another double-digit quarterly increase for vessel sealing products. In Oximetry & Monitoring, operational sales rose at a strong double-digit pace, as higher sales of sensors and monitors were aided by the acquisition of Oridion. Airway & Ventilation sales were well ahead of those in the year-ago quarter, chiefly reflecting a double-digit increase for ventilators, primarily due to the acquisition of Newport Medical. Vascular products posted higher sales, fueled by exceptional gains for neurovascular products and a good performance by peripheral vascular products.
Pharmaceuticals sales of $489 million in the first quarter were essentially unchanged from last year's first-quarter sales of $490 million. Sales of Specialty Pharmaceuticals climbed sharply from those of a year ago, primarily due to the strong performance of EXALGO® (hydromorphone HCl) ER tablets and good growth for generic products that was aided by the launch of generic CONCERTA® ER tablets. Sales of Active Pharmaceutical Ingredients were below those of the prior year, largely attributable to customer order timing. Sales of Contrast Products declined sharply in the quarter, primarily reflecting difficult comparisons from a one-time order in the year-ago period and continued weakness in the United States. First-quarter sales of Radiopharmaceuticals were about even with those of the first quarter of the year before. The Company remains on track for the mid-2013 spin-off of the Pharmaceuticals business.
Medical Supplies first-quarter sales of $434 million were up 2% from the $424 million in the comparable quarter of 2012. Operational sales growth in the quarter was 3%, as foreign exchange rate movement reduced the quarterly sales growth rate by one percentage point. The increase was due to higher sales of both Nursing Care products, which were led by a double-digit gain for enteral feeding, and SharpSafety™ products.
In the first quarter of 2013, Covidien purchased approximately 4.4 million ordinary shares under its previously announced share buyback program.
FISCAL 2013 OUTLOOK
Covidien has updated its fiscal 2013 guidance to reflect the recent U.S. FDA approval of generic CONCERTA®, the extension of the R&D tax credit and better operational performance thus far in the fiscal year. The Company now estimates that net sales in fiscal 2013 will be up 5% to 8%, including foreign exchange at current rates. This compares with prior guidance of a 3% to 6% sales increase in 2013. Net sales are now expected to be up 5% to 8% versus 2012 in the Medical Devices segment and up high single digits or better in the Pharmaceuticals segment. For Medical Supplies, 2013 net sales are now expected to be 1% to 3% above 2012. There is no change to the forecast for operating margin, excluding the impact of one-time items, which is still expected to be in the 22% to 23% range. The effective tax rate, excluding one-time items, is now expected to be in the 17.5% to 18.5% range, compared with prior guidance of 18% to 19%.
While the planned spin-off of the Pharmaceuticals business may have a somewhat dilutive effect on Covidien's 2013 guidance, the underlying operational strength of the business, coupled with the expected benefits from generic CONCERTA® ER tablets, will temper the expected dilution.
ABOUT COVIDIEN
Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2012 revenue of $11.9 billion, Covidien has 43,000 employees worldwide in 70 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.
CONCERTA is a registered trademark of ALZA Corporation.
CONTACTS
Bruce Farmer
Vice President
Public Relations
508-452-4372
bruce.farmer@covidien.com

Coleman Lannum, CFA
Vice President
Investor Relations
508-452-4343
cole.lannum@covidien.com

Todd Carpenter
Senior Director
Investor Relations
508-452-4363
todd.carpenter@covidien.com
CONFERENCE CALL AND WEBCAST
The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien's website: http://investor.covidien.com

•
By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 800-561-2693. For participants outside the U.S., the dial-in number is 617-614-3523. The access code for all callers is 83035324.

•
Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on January 25, 2013, and ending at 5:00 p.m. on February 1, 2013. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 90266221.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations.
These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Covidien's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien's business.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc
Consolidated Statements of Income
Quarters Ended December 28, 2012 and December 30, 2011
(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	December 28, 2012	Net Sales	December 30, 2011	Net Sales

Net sales	$3,056	100.0%	$2,898	100.0%
Cost of goods sold (1)	1,300	42.5	1,197	41.3
Gross profit	1,756	57.5	1,701	58.7
Selling, general and administrative expenses (1)	941	30.8	907	31.3
Research and development expenses	149	4.9	144	5.0
Restructuring charges, net	8	0.3	14	0.5
Operating income	658	21.5	636	21.9
Interest expense	(51)	(1.7)	(51)	(1.8)
Interest income	2	0.1	6	0.2
Other income	1	—	2	0.1
Income before income taxes	610	20.0	593	20.5
Income tax expense	117	3.8	99	3.4
Net income	$493	16.1	$494	17.0
Net income per share:
Basic	$1.04		$1.02
Diluted	1.03		1.02
Weighted-average number of shares outstanding (in millions):
Basic	472		483
Diluted	477		486

(1) Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:
Cost of goods sold	$48		$39
Selling, general and administrative expenses	16		12
	$64		$51

Covidien plc
Non-GAAP Reconciliations
Quarters Ended December 28, 2012 and December 30, 2011
(dollars in millions, except per share data)

	Quarter Ended December 28, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income before income taxes	Net income (1)	Diluted earnings per share

GAAP	$3,056	$1,756	57.5%	$658	21.5%	$610	$493	$1.03
Adjustments:
Restructuring and related charges, net (2)	—	1		9		9	3	0.01
Separation costs (3)	—	—		19		19	16	0.03
Tax matters (4)	—	—		—		—	11	0.02
As adjusted	$3,056	$1,757	57.5	$686	22.4	$638	$523	1.10

	Quarter Ended December 30, 2011
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income before income taxes	Net income (1)	Diluted earnings per share

GAAP	$2,898	$1,701	58.7%	$636	21.9%	$593	$494	$1.02
Adjustments:
Restructuring and related charges, net (5)	—	4		18		18	14	0.03
Legal charges (6)	—	—		47		47	35	0.07
Separation costs (3)	—	—		4		4	4	0.01
As adjusted	$2,898	$1,705	58.8	$705	24.3	$662	$547	1.13

(1) Adjustments are tax effected at the applicable local statutory tax rates.

(2) Includes $8 million in restructuring charges, net and $1 million of restructuring-related accelerated depreciation included in cost of goods sold.

(3) Represents costs incurred related to the separation of our Pharmaceuticals segment, which are included in selling, general and administrative expenses.

(4) Consists primarily of an adjustment to prior year deferred income tax assets, which are not subject to the tax sharing agreement with Tyco International and TE Connectivity.

(5) Includes $14 million in restructuring charges, net and $4 million of restructuring-related accelerated depreciation included in cost of goods sold.

(6)  Relates to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability cases, which is included in selling, general and administrative expenses.

Covidien plc
Segment and Geographical Sales
Quarters Ended December 28, 2012 and December 30, 2011
(dollars in millions)

	Quarter Ended
	December 28, 2012	December 30, 2011	Percent change	Currency impact	Operational growth (1)

Medical Devices
United States	$929	$895	4%	—%	4%
Non-U.S.	1,204	1,089	11	(2)	13
	$2,133	$1,984	8	(1)	9

Pharmaceuticals
United States	$334	$323	3%	—%	3%
Non-U.S.	155	167	(7)	(2)	(5)
	$489	$490	—	—	—

Medical Supplies
United States	$385	$375	3%	—%	3%
Non-U.S.	49	49	—	(1)	1
	$434	$424	2	(1)	3

Covidien plc
United States	$1,648	$1,593	3%	—%	3%
Non-U.S.	1,408	1,305	8	(2)	10
	$3,056	$2,898	5	(1)	6

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc
Select Product Line Sales
Quarters Ended December 28, 2012 and December 30, 2011
(dollars in millions)

	Quarter Ended
	December 28, 2012	December 30, 2011	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$620	$581	7%	(1)%	8%
Soft Tissue Repair Products	225	218	3	(1)	4
Energy Devices	346	321	8	(1)	9
Oximetry & Monitoring Products	241	207	16	(2)	18
Airway & Ventilation Products	195	181	8	(1)	9
Vascular Products	414	387	7	(1)	8

Pharmaceuticals
Specialty Pharmaceuticals	$167	$134	25%	—%	25%
Active Pharmaceutical Ingredients	93	102	(9)	—	(9)
Contrast Products	121	145	(17)	(2)	(15)
Radiopharmaceuticals	108	109	(1)	(1)	—

(1)  Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.